Exhibit 99.1

LiveOne (Nasdaq: LVO) Anticipates Certain Record Q4 and FY24 Results

- FY24: Expects $118.5M revenue, $14.4M Adjusted EBITDA* (excluding $3.5M CPS division loss)

- Q4 FY24: Expects $30.3M revenue, $4.3M Adjusted EBITDA* (excluding $1.6M CPS loss)

- LVO Anticipates Completing CPS restructuring adding $3M Adjusted EBITDA* in FY25

- Maintains FY25 guidance: $140M-$155M revenue and $16M-$20M Adjusted EBITDA*

- Audio Division FY25 guidance: $130M-$140M revenue, $20M-$25M Adjusted EBITDA* and $17M+ positive cash flow

- Repurchased ~4M shares since program inception, with $5M remaining dedicated for continued repurchases

- $10.6M current cash position

- Senior Management Will Host a Live Conference Call and Audio Webcast Beginning at 10:00 A.M. ET on Thursday, May 30, 2024

LOS ANGELES, CA (April 22, 2024) – LiveOne (NASDAQ: LVO) an award-winning, creator-first music, entertainment, and technology platform, announced today certain of its preliminary and unaudited results for the fourth quarter and fiscal year ended March 31, 2024 (“Q4 Fiscal 2024” and “Fiscal 2024”, respectively).

Robert Ellin, CEO: “LiveOne had an exceptional year, with strong revenue growth in both subscription and sponsorship. We’ve strengthened our balance sheet by converting all debt to equity at $2.1  per share and maintaining a cash position of close to $11 million.

LiveOne is poised for 30%+ revenue growth after closing a $20 million+ B2B partnership, adding over 30 podcasts, and seeing subscriptions surge to 3.7 million, led by Tesla. Our publishing subsidiary has grown 300%, celebrity brands possesses huge revenue potential, we are witnessing a resurgence in demand for live streaming and pay-per-view, and our scripted hit podcasts, such as Vigilante and Varnamtown, have sparked unprecedented studio interest.

LiveOne will remain aggressive on our share buyback program as we believe our stock remains undervalued and continue to focus on delivering results for our shareholders.”

The select anticipated financial results discussed in this press release are based on management’s preliminary unaudited analysis of financial results Q2 Fiscal 2024. As of the date of this press release, LiveOne has not completed its financial statement reporting process for Q4 Fiscal 2024 and Fiscal 2024, and LiveOne’s independent registered accounting firm has not audited the preliminary financial results discussed in this press release. During the course of LiveOne’s quarter-end and fiscal year-end closing procedures and review process, LiveOne may identify items that would require it to make adjustments, which may be material, to the information presented above. The estimated preliminary unaudited financial results contained in this press release are based only on currently available information as of the date hereof. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary financial results, and are not guarantees of future performance and may differ from actual results.

The timing, price and actual number of shares repurchased under the stock repurchase program will be at the discretion of LiveOne’s management and will depend on a variety of factors, including stock price, general business and market conditions, and alternative investment opportunities. The repurchase program will continue to be executed consistent with LiveOne’s capital allocation strategy, which will continue to prioritize growing LiveOne’s business. Under the stock repurchase program, repurchases can be made from time to time using a variety of methods, including open market purchases, all in compliance with the rules of the U.S. Securities and Exchange Commission and other applicable legal requirements. The repurchase program does not obligate LiveOne to acquire any particular amount of shares, and the program may be suspended or discontinued at any time at LiveOne’s discretion. LiveOne will review the stock repurchase program periodically and may authorize adjustment of its terms and size. The increased stock repurchase program, which may include the possibility of buying back shares of common stock of PodcastOne, is subject to approval by LiveOne’s board of directors and any other applicable approvals and consents, which LiveOne fully expects to obtain.

About LiveOne, Inc.

Headquartered in Los Angeles, CA, LiveOne (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. LiveOne’s subsidiaries include Slacker Radio, PodcastOne (Nasdaq: PODC), PPVOne, CPS, LiveXLive, DayOne Music Publishing, Drumify and Splitmind. LiveOne is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR’s OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and Twitter at @liveone. For more investor information, please visit ir.liveone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on one key customer for a substantial percentage of its revenue; LiveOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; LiveOne’s ability to continue as a going concern; LiveOne’s ability to attract, maintain and increase the number of its users and paid members; LiveOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain debt covenants; LiveOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; uncertain and unfavorable outcomes in legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in LiveOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2023, Quarterly Report on Form 10-Q for the quarter year ended December 31, 2023, filed with the SEC on February 13, 2024, and in LiveOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and LiveOne disclaims any obligation to update these statements, except as may be required by law. LiveOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization (“Adjusted EBITDA”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, (e) depreciation and amortization (including goodwill impairment, if any), and (f) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2024 and 2025 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on these non-GAAP financial measures, please see the tables entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

LiveOne IR Contact:
Liviakis Financial Communications, Inc.
(415) 389-4670
john@liviakis.com

LiveOne Press Contact:
LiveOne
press@liveone.com

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